Exhibit 99.1

Finisar Corporation	Optium Corporation
1389 Moffett Park Drive	200 Precision Road
Sunnyvale, CA 94089	Horsham, PA 19044
www.finisar.com	www.optium.com

NEWS RELEASE

Contacts:
Steve Workman	Dave Renner
CFO	CFO
Finisar Corporation	Optium Corporation
408-548-1000	267-803-3800

Victoria McDonald	Veronica Rosa
Senior Manager, Corporate Communications	Director, Investor and Public Relations
Finisar Corporation	Optium Corporation
408-542-4261	267-803-3801
victoria.mcdonald@finisar.com	vrosa@optium.com

Finisar and Optium Set Dates for Stockholder Vote in Connection with Proposed Business Combination

Sunnyvale, CA and Horsham, PA — (PrimeNewswire) July 24, 2008 — Finisar Corporation (NASDAQ:FNSR) and Optium Corporation (NASDAQ:OPTM) jointly announced today that each company will hold a stockholder meeting on August 28, 2008 at which time their proposed business combination will be presented for approval to stockholders of record as of July 9, 2008.  The companies are planning to mail the joint proxy statement/prospectus to their respective stockholders within the next few business days.

About Finisar

Finisar Corporation (Nasdaq: FNSR) is a global technology leader for fiber optic components and subsystems and network performance test systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company’s headquarters is in Sunnyvale, CA, USA. Finisar has approximately 4,500 employees.  For more information, visit http://www.Finisar.com.

About Optium

Optium Corporation (Nasdaq: OPTM) is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems. Optium’s broad suite of optical transport solutions features fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, cable TV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line. Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, PA and has offices in Waterloo, Australia and Nes Ziona, Israel.  Optium has approximately 400 employees.  For more information, visit http://www.Optium.com.

Important Additional Information

In connection with the proposed combination of Finisar and Optium, Finisar has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and Optium has filed with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/Prospectus will be mailed to the stockholders of Finisar and Optium within the next few business days.  Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.Finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.Optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) and the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

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